UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 5

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 14, 2001

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

This amends and supplements the 8-K filed September 14, 2001.

Item 2. Acquisition of assets

Pursuant to a Stock Purchase Agreement dated August 31, 2001 (attached as Exhibit 2 to LabOne's Form 8-K/A Current Report filed September 14, 2001), LabOne, Inc. (LabOne) purchased from ChoicePoint Services Inc. all of the outstanding capital stock of Osborn Group, Inc. (Osborn), a leading provider of laboratory testing and related insurance risk assessment services. Intellisys, Inc., a Georgia corporation, Applied BioConcepts Inc., a Kansas corporation, and Osborn Laboratories (Canada) Inc., a corporation organized under the Laws of Canada, are wholly owned subsidiaries of Osborn Group and were included in the purchase. The purchase price was $49 million, which was paid in cash and is subject to adjustment under certain circumstances. The consideration paid for Osborn was determined pursuant to arms length negotiations. As a result of the transaction, Osborn became a wholly owned subsidiary of LabOne.

Pursuant to a Securities Purchase Agreement dated August 31, 2001 (attached as Exhibit 4.1 to LabOne's Form 8-K/A Current Report filed October 5, 2001), Welsh, Carson, Anderson & Stowe (WCAS) invested a total of $50 million in preferred stock and subordinated debt in LabOne to fund the acquisition of Osborn and related expenses of the transaction. The securities consisted of $14 million of Series B-1 convertible preferred stock, $21 million of Series B-2 preferred stock, and $15 million of subordinated debt. The Series B-1 convertible preferred stock has a conversion price of $8.32, a coupon of 8.0%, payable in kind, and is subject to certain limitations on its convertibility pending shareholder approval of the termination of such limitations. The initial series B-1 shares can be converted into 1,682,692 shares of LabOne common stock. The Series B-2 preferred stock has a coupon of 18%, payable in kind and upon receipt of shareholder approval, will automatically convert into Series B-1 convertible preferred stock. If shareholder approval of the conversion is obtained prior to February 28, 2002, the Series B-2 coupon will become 8%, retroactive to the date of issuance. If fully convertible, the initial series B-2 shares, after conversion to series B-1 shares, can be converted into 2,524,038 shares of LabOne common stock. The subordinated debt has a cash coupon of 11%. In connection with the issuance of the Series B-1 convertible preferred stock, LabOne issued to WCAS 350,000 warrants with a nominal strike price. WCAS maintains a right of first refusal to invest an additional $30 million in LabOne to fund future acquisitions.

LabOne will immediately seek board-recommended votes from its shareholders for the termination of the limitations on the shares of common stock which may be issued upon conversion of the Series B-1 convertible preferred stock ("Proposal 1") and for the automatic conversion of all outstanding shares of Series B-2 preferred stock into Series B-1 convertible preferred stock ("Proposal 2"). If shareholder approval of Proposal 1 is obtained, WCAS shall be entitled to directly nominate or elect three members and jointly nominate another member of LabOne's seven-member board of directors. Of the three WCAS board members, up to two may be directly elected by WCAS and the other(s) may be nominated by WCAS for election by the common shareholders. Upon shareholder approval of Proposals 1 and 2, WCAS will hold approximately 28% of the outstanding voting securities of LabOne on a fully diluted basis.

LabOne is a leading provider of risk assessment services to the insurance industry, laboratory testing and other services for the healthcare industry and substance abuse testing services for employers. Its risk assessment services include high-quality laboratory testing, investigative services, teleunderwriting, underwriting case management, and paramedical examinations. These services provide critical data for the underwriting of insurance policies and claims processing. After the Osborn acquisition, LabOne will have a combined revenue base of $250 million and will annually perform laboratory testing for approximately 10 million individuals for its risk assessment, healthcare and substance abuse testing clients. Due to operational overlap, LabOne expects to generate $5 to $10 million of annual cost savings from the acquisition.

Forward-Looking Statements

This report on Form 8-K contains "forward-looking statements," including, but not limited to, assumptions, estimates and projections concerning cost savings and revenue and earnings growth. Forward-looking statements often can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "could," "intends," "plans," "estimates," "anticipates," variations thereof, or similar expressions. These statements are not guarantees of the future performance and the Company's future results of operations, financial condition and business operations may differ materially from those expressed in these forward-looking statements. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the ability to achieve labor and other cost reductions, the ability to integrate the laboratory and other operations of the companies, the ability to retain customers of Osborn, general economic conditions and other factors detailed from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Investors are cautioned not to put undue reliance on any forward-looking statement.

Item 7. Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Audited Osborn Balance Sheets as of December 31, 2000 and 1999
Audited Osborn Statements of Income for the years ended December 31, 2000, 1999 and 1998
Audited Osborn Statements of Parents Investment and Comprehensive Income for the years ended December 31, 2000, 1999 and 1998
Audited Osborn Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998
Audited Osborn Notes to Financial Statements

The above financial statements and notes are included in Exhibit 99.1

Unaudited Osborn Balance Sheets as of June 30, 2001 and 2000
Unaudited Osborn Statements of Income for the six months ended June 30, 2001 and 2000
Unaudited Osborn Statements of Cash Flows for the six months ended June 30, 2001 and 2000
Unaudited Osborn Notes to Financial Statements

The above financial statements and notes are included in Exhibit 99.2

(b) Pro Forma Financial Information

Unaudited Pro Forma Combined Financial Information
Unaudited Pro Forma Combined Balance Sheet as of June 30, 2001
Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 2000
Unaudited Pro Forma Combined Statement of Operations for the Six Months Ended June 30, 2001
Notes to Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma combined financial information for LabOne gives effect to the Osborn acquisition applying the purchase method of accounting and the related WCAS financing. The unaudited pro forma combined balance sheet gives effect to the acquisition and related financing as if each had occurred on June 30, 2001, and reflects the allocation of the purchase price to the Osborn assets acquired and liabilities assumed. These pro forma combined financial statements should be read in conjunction with the audited historical consolidated financial statements and the related notes thereto of LabOne.

The unaudited pro forma combined statements of operations combine the historical statements of operations of LabOne and Osborn as if the acquisition and the related WCAS financing had occurred at the beginning of the earliest period presented. LabOne's consolidated statement of operations for the fiscal year ended December 31, 2000 and the unaudited consolidated statement of operations for the six-month period ended June 30, 2001 have been combined with Osborn's consolidated statement of operations for the fiscal year ended December 31, 2000 and the unaudited consolidated statement of operations for the six-month period ended June 30, 2001.

The unaudited pro forma combined information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually been reported if the acquisition had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position of the combined companies.

LabOne, Inc. and Osborn Group, Inc.
Unaudited Pro Forma Combined Balance Sheet
As of June 30, 2001
(in thousands)

			Pro Forma
	Historical		Adjustments		Pro Forma
	LabOne	Osborn	Note 2		Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 3,062	285	(924)	(A)	$ 2,423
Accounts receivable - trade, net of allowance for doubtful accounts of $3,044	38,805	—	—		38,805
Inventories	4,294	1,517	—		5,811
Prepaid expenses and other current assets	3,682	53	—		3,735
Deferred income taxes	2,057	—	—		2,057
Total current assets	51,900	1,855	(924)		52,831
Property, plant and equipment	92,775	10,900	—		103,675
Less accumulated depreciation	47,176	9,198	—		56,374
Net property, plant and equipment	45,599	1,702	—		47,301
Other assets:
Intangible assets, net of accumulated amortization	34,149	—	49,862	(B)	84,011
Bond issue costs, net of accumulated amortization of $49	143	—	—		143
Deposits and other assets	93	—	—		93
Total assets	$ 131,884	3,557	48,938		$ 184,379

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 15,506	627	—		$ 16,133
Accrued payroll and benefits	5,410	296	456	(F)	6,162
Other accrued expenses	1,244	1,886	285	(A)	3,415
Income taxes payable	270	—	—		270
Other current liabilities	262	58	—		320
Notes payable	50	—	—		50
Current portion of long-term debt	1,876	—	—		1,876
Total current liabilities	24,618	2,867	741		28,226

Corporate borrowings	39,691	—	—		39,691
Other long-term debt	—	—	36,000	(C)	36,000
Deferred income taxes - noncurrent	1,229	—	—		1,229

Stockholders' equity:
Preferred stock
Series B-1 convertible preferred stock	—	—	14,000	(C)	14,000
Common stock	131	23	(23)	(E)	131
Additional paid-in capital	31,188	667	3,019	(D) (E)	34,874
Equity adjustment from foreign currency translation	(830)	—	—		(830)
Retained earnings	70,236	—	(4,799)	(D)	65,437
	100,725	690	12,197		113,612
Less treasury stock of 2,271,710 shares	34,379	—	—		34,379
Total stockholders' equity	66,346	690	12,197		79,233
Total liabilities and stockholders' equity	$ 131,884	3,557	48,938		$ 184,379

See accompanying notes to the unaudited pro forma combined financial statements.

LabOne, Inc. and Osborn Group, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2000
(in thousands, except share and per share amounts)

			Pro Forma
	Historical		Adjustments		Pro Forma
	LabOne	Osborn	Note 3		Combined
Sales	$ 169,151	42,356	—		$ 211,507
Cost of sales expenses	114,274	32,142	(12,215)	(1)	134,201
Gross profit	54,877	10,214	12,215		77,306
Selling, general and administrative	51,134	7,324	(4,561)	(2)	53,897
Earnings from operations	3,743	2,890	16,776		23,409
Interest expense	(2,512)	(730)	(4,950)	(3)(5)	(8,192)
Interest income and other	140	26	—		166
Earnings before income taxes	1,371	2,186	11,826		15,383
Income tax expense	1,895	1,377	4,040	(4)	7,312
Net earnings (loss)	$ (524)	809	7,786		$ 8,071

Convertible preferred dividends					1,159
Earnings available to common shareholders					$ 6,912

Basic and diluted earnings (loss) per common share	$ (0.05)				$ 0.62
(See Notes 4 and 5)

Basic weighted average common shares outstanding	10,868,666		—		10,868,666
WCAS warrants	—		349,495		349,495
Total basic weighted average shares	10,868,666		349,495		11,218,161

Effect of dilutive securities--B-1 conversion	—		1,821,945		1,821,945
Diluted weighted average common shares outstanding	10,868,666		2,171,440		13,040,106

See accompanying notes to the unaudited pro forma combined financial statements.

LabOne, Inc. and Osborn Group, Inc.
Unaudited Pro Forma Combined Statement of Operations
For the six months ended June 30, 2001
(in thousands, except share and per share amounts)

			Pro Forma
	Historical		Adjustments		Pro Forma
	LabOne	Osborn	Note 3		Combined
Sales	$ 106,060	18,084	—		$ 124,144
Cost of sales expenses	74,579	14,919	(5,667)	(1)	83,831
Gross profit	31,481	3,165	5,667		40,313
Selling, general and administrative	28,186	3,200	(1,341)	(2)	30,045
Earnings (loss) from operations	3,295	(35)	7,008		10,268
Interest expense	(1,212)	(365)	(2,365)	(3)(5)	(3,942)
Interest income and other	148	—	—		148
Earnings (loss) before income taxes	2,231	(400)	4,643		6,474
Income tax expense	1,230	201	1,512	(4)	2,943
Net earnings (loss)	$ 1,001	(601)	3,131		$ 3,531

Convertible preferred dividends					563
Earnings available to common shareholders					$ 2,968

Basic and diluted earnings per common share	$ 0.09				$ 0.27
(See Notes 4 and 5)

Basic weighted average common shares outstanding	10,737,004		—		10,737,004
WCAS warrants	—		349,563		349,563
Total basic weighted average shares	10,737,004		349,563		11,086,567

Effect of dilutive securities--stock options	5,200		—		5,200
Effect of dilutive securities--B-1 conversion	—		1,750,374		1,750,374
Diluted weighted average common shares outstanding	10,742,204		2,099,937		12,842,141

See accompanying notes to the unaudited pro forma combined financial statements.

LabOne, Inc. and Osborn Group, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

NOTE 1

The total costs of the acquisition are estimated as follows (in thousands):

Cash payment to ChoicePoint Inc.	$ 49,000
Financing costs, primarily financial advisory, legal and accounting fees	1,096
$ 50,096

Based upon a valuation of tangible and intangible assets acquired and liabilities assumed, LabOne has allocated the total cost of the acquisition to the net assets of Osborn at June 30, 2001 as follows (in thousands):

Tangible assets acquired	$ 3,557
Goodwill	49,862
Liabilities assumed	(2,867)
Osborn employee termination expenses assumed	(456)
$ 50,096

In accordance with FASB Statement No. 142, Goodwill and Other Intangible Assets, since the purchase of Osborn occurred after June 30, 2001, the goodwill established in the purchase transaction will not be amortized but will be reviewed annually for impairment.

NOTE 2

The unaudited pro forma combined balance sheet includes the adjustments necessary to give effect to the acquisition as if it had occurred on June 30, 2001 and to reflect the allocation of the proposed acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above. The Osborn historical amounts represent the assets and liabilities purchased by LabOne and differ from the attached Osborn June 30, 2001 balance sheet primarily by the elimination of goodwill from ChoicePoint's acquisition of Osborn and the distribution of assets from Osborn to ChoicePoint.

Adjustments included in the unaudited pro forma consolidated balance sheet are summarized as follows (in thousands):

(A) To reflect total proceeds of $50,000 less cash paid of $49,000 to ChoicePoint for the purchase of Osborn, acquisition costs paid of $811 and WCAS financing related fees of $1,113. Acquisition costs of $285 remain payable.

(B) To reflect the establishment of goodwill of $49,862.

(C) To reflect the WCAS financing, comprised of series A subordinated debt, series B-1 convertible preferred stock and series B-2 preferred stock, for a total value of $50,000.

(D) To reflect the value of the warrants of $3,234 and the value of the beneficial conversion feature of the series B-1 convertible preferred stock of $1,565 as an offset to retained earnings.

(E) To reflect the elimination of the Osborn equity accounts.

(F) To reflect the termination expense assumed by LabOne for Osborn employees who would not be transitioning to LabOne's workforce.

NOTE 3

The unaudited pro forma combined statements of operations include the adjustments to give effect to the acquisition as if it had occurred at the beginning of the earliest period presented. LabOne will complete consolidation of the Osborn laboratory operations into the Lenexa laboratory facility by the end of the fourth quarter 2001. The reductions of direct labor and benefits represent the termination of employees effective on the purchase date. The reductions to occupancy costs represent termination of building leases and related utilities expenses. Reductions in depreciation and amortization represent equipment and software which was written off in the transaction. Adjustments included in the unaudited pro forma combined statements of operations are summarized as follows (in thousands):

(1) The following table contains the adjustments related to Cost of sales ("COS") for the periods:

	Year ended December 31, 2000	Six months ended June 30, 2001
Reductions of direct labor and benefits	$ (8,403)	$ (4,378)
Transfer from COS to Selling, general and admin.	(1,241)	—
Elimination of occupancy costs	(822)	(414)
Reduction of depreciation and amortization	(1,749)	(875)
Total Cost of sales adjustments	$(12,215)	$ (5,667)

(2) The following table contains the adjustments related to Selling, general and administrative expenses ("SGA") for the periods:

	Year ended December 31, 2000	Six months ended June 30, 2001
Reductions of direct labor and benefits	$ (721)	$ (376)
Transfer from COS to SGA	1,241	—
Elimination of overhead allocation from ChoicePoint	(3,153)	—
Elimination of occupancy costs	(11)	(6)
Reduction of depreciation and amortization	(1,917)	(959)
Total Selling, general and admin. adjustments	$ (4,561)	$ (1,341)

(3) To reflect the elimination of allocated interest expense from ChoicePoint to Osborn of $730 in 2000 and $365 in the six months ended June 30, 2001.

(4) The provision for income taxes was adjusted by 40% of the total adjustments excluding the impact of amortization of goodwill and intangibles which was not deductible for tax purposes and eliminated for pro forma presentation.

(5) Interest expense in 2000 of $1,673 for series A subordinated debt and $4,007 for series B-2 preferred stock was added to reflect the WCAS financing. Interest expense in the six months ended June 30, 2001 of $830 for series A subordinated debt and $1,900 for series B-2 preferred stock was added to reflect the WCAS financing.

NOTE 4

Pro forma basic earnings per common share amounts for the periods are based upon the historical weighted average number of LabOne common shares outstanding adjusted for the effect of the issuance of 350,000 warrants to WCAS as if the warrants had been outstanding for the periods and earnings available to common shareholders has been reduced by the convertible preferred dividend. Diluted earnings per common share amounts have been further adjusted to reflect the convertibility of the B-1 preferred stock as if the preferred stock had been converted and outstanding for the periods and the dividends were not included.

NOTE 5

If shareholder approval is granted for termination of the restrictions on convertibility of the B-1 convertible preferred stock into common stock and for automatic conversion of the B-2 preferred stock to B-1 convertible preferred stock, basic and diluted earnings per share would be as follows:

	Year ended December 31, 2000	Six months ended June 30, 2001
Pro forma net earnings	$ 8,071	$ 3,531
add back interest expense on B-2 after tax	2,404	1,141
Revised pro forma net earnings	10,475	4,672
less: Convertible preferred dividends -- B-1	1,159	563
less: Convertible preferred dividends --Converted B-2	1,738	845
Revised basic earnings available to common shareholders	$ 7,578	$ 3,264

Basic shares (including WCAS warrant effect)	11,218,161	11,086,567

Basic earnings per share	$ 0.68	$ 0.29

Effect of dilutive securities--B-1 conversion	1,821,945	1,750,374
Effect of dilutive securities--B-2 conversion	2,732,917	2,625,561
Total diluted common shares after shareholder approval	15,773,023	15,462,502

Diluted earnings per common share	$ 0.66	$ 0.30

(c) Exhibits

2.*     Stock Purchase Agreement, dated August 31, 2001, between the Registrant and ChoicePoint Inc. and ChoicePoint Services Inc. -- attached as exhibit 2. to the Current Report on Form 8-K filed September 14, 2001.

4.1*   Securities Purchase Agreement dated as of August 31, 2001 by and among LabOne, Inc., Welsh, Carson, Anderson and Stowe IX, L.P. and the other purchasers named on Schedule I to the Securities Purchase Agreement -- attached as exhibit 4.1 to the Current Report on Form 8-K filed October 5, 2001.

4.2*   Certificate of Designation for Series B-1 Preferred Stock-- attached as exhibit 4.2 to the Current Report on Form 8-K filed December 11, 2001.

4.3*   Warrant Agreement dated as of August 31, 2001 by and among LabOne, Inc., Welsh, Carson, Anderson and Stowe IX, L.P. and the other purchasers named on Schedule I to the Securities Purchase Agreement-- attached as exhibit 4.3 to the Current Report on Form 8-K filed October 5, 2001.

4.4*   Certificate of Designation for Series B-2 Preferred Stock-- attached as exhibit 4.4 to the Current Report on Form 8-K filed December 11, 2001.

4.5*   Form of Series A Senior Subordinated Note-- attached as exhibit 4.5 to the Current Report on Form 8-K filed October 5, 2001.

4.6*   Amendment No. 1 to Rights Agreement dated August 31, 2001 between LabOne, Inc. and American Stock Transfer & Trust Company-- attached as exhibit 4.6 to the Current Report on Form 8-K filed October 5, 2001.

4.7*   Registration Rights Agreement dated August 31, 2001 among LabOne, Inc., Welsh, Carson, Anderson and Stowe IX, L.P. and the other purchasers named on Schedule I to the Securities Purchase Agreement-- attached as exhibit 4.7 to the Current Report on Form 8-K filed October 5, 2001.

4.8* Letter Agreement dated December 10, 2001, clarifying the Securities Purchase Agreement dated August 31, 2001 -- attached as exhibit 4.8 to the Current Report on Form 8-K filed December 11, 2001.

99.*   Transition Services Agreement between LabOne, Inc. and ChoicePoint Services Inc. dated August 31, 2001 -- attached as exhibit 99. to the Current Report on Form 8-K filed September 14, 2001.

99.1*  Financial statements of Osborn Group, Inc. for the years ended December 31, 2000, 1999 and 1998 with Report of Independent Auditors -- attached as exhibit 99.1 to the Current Report on Form 8-K filed November 13, 2001.

99.2   Unaudited financial statements of Osborn Group, Inc. for the six months ended June 30, 2001 and 2000.

* Incorporated by reference pursuant to Rule 12b-23

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: December 12, 2001	By /s/ John W. McCarty John W. McCarty Executive V.P. and Chief Financial Officer

Date: December 12, 2001	By /s/ Joseph C. Benage Joseph C. Benage Secretary